EXHIBIT 10.16


Certain information contained in this exhibit has been omitted and filed separately with the Commission along with an application for Non-disclosure of Information pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                          ENHANCEMENT LICENSE AGREEMENT


                  THIS ENHANCEMENT LICENSE AGREEMENT (this "License Agreement") is made and entered into by and between ARC Holding, Ltd., a limited partnership formed under the laws of the State of Texas, d/b/a "Fox Sports Southwest" ("Licensor") and ACTV, Inc., a corporation formed under the laws of the State of Delaware ("ACTV") to be effective as of the 28th day of February 1997 pursuant to that certain Master Programming License Agreement dated December 2, 1996 between ACTV and Liberty/Fox U.S. Sports, L.L.C. (the "Master Agreement").

                  1. Grant of Enhancement License. Licensor hereby grants to ACTV a non-exclusive Enhancement License (all capitalized terms used in this License Agreement which are not otherwise defined in this License Agreement shall have the meanings assigned to them in the Master Agreement) to Enhance and Distribute Licensor's RSN Programming in accordance with and subject to the terms of the Master Agreement, the terms and provisions of which are hereby incorporated in this License Agreement in their entirety as though restated herein.

                  2. Territory. The Territory covered by the Enhancement License granted hereby shall be as set forth on Schedule I attached to this License Agreement.

                  3. License Term. The License Term of the Enhancement License granted hereby shall be from January 31, 1997 to December 31, 2001. ACTV agrees to negotiate in good faith with Licensor during the 60-day period commencing
90 days prior to the end of the License Term or any extension thereof with respect to an extension of this Enhancement License, and ACTV agrees that it will not, during- or prior to the end of such period, negotiate or entertain any offers from any other party regarding any Enhancement or distribution of any sports programming which would violate the terms of this Enhancement License if done during the License Term.

                  4. Licensor's Prop-Programming Commitment. Licensor agrees, during the License Term, to make available to ACTV for Enhancement and inclusion in the Enhanced Regional Package at least the RSN Programming specified on
Schedule 2 attached to this License Agreement and agrees that the License Fees specified in Section 6 of this License Agreement shall be subject to the reductions specified on such Schedule 2 if Licensor fails to meet such Programming, Commitment.

                  5. ACTV's Enhancement Commitment. ACTV agrees that its Enhancement Commitment to Enhance and Distribute as part of the Enhanced Regional Package will extend, throughout the License Term, to all of the Licensor's RSN Programming which consists of professional sporting events (other than those specifically excluded on Schedule 3 attached to this License Agreement) and to all other RSN Programming specified on such Schedule

                  6. License Fees. As partial consideration for the Enhancement License granted hereby, ACTV shall pay Licensor for each month during the License Term, commencing with the month during which the first Enhanced Program is Distributed by ACTV, the following:

                  (A) Until such time as the Number of Subscribers for any month exceeds [XXXXXXX]:

                           (1) $[XXXXXX] multiplied by the lesser of (a) the Number of Subscribers for the month for which payment is being computed or
                                    (b) [XXXXXXX], plus

                           (2) $[XXXXXXX] multiplied by the lesser of (a) the excess, if any, of the Number of Subscribers for the month for which payment is being computed over [XXXXXXX], or (b) [XXXXXXX], plus

                           (3) $[XXXXXXX] multiplied by the lesser of (a) the excess, if any of the Number of Subscribers for the month for which payment is being computed over [XXXXXXX], or (c) [XXXXXXX].

                  (B) For the first month for which the Number of Subscribers exceeds 300,000 and for each month during the License Term thereafter:

                           (1) $[XXXXXXX] multiplied by the lesser of (a) the Number of Subscribers for the month for which payment is being computed or (b) [XXXXXXX], plus

                           (2) $[XXXXXXX] multiplied by the excess, if any, of the Number of Subscribers for the month for which payment is being, computed over [XXXXXXX].

          7.[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXX.]

                  8. Addresses for Notices. All notices, requests, demands, directions and other communications relating to this License Agreement, the Enhancement License granted hereby or the Master Agreement shall be addressed as follows:

                  If to Licensor:          General Manager
                                                  Fox Sports Southwest
                                                  100 East Royal Lane
                                                  Irving, Texas 75039

                  With a copy to:                 Legal Department
                                                  Fox Sports Southwest
                                                  100 East Royal Lane
                                                  Irving, Texas 75039

                  If to ACTV:                     President
                                                  ACTV
                                                  1270 Avenue of the Americas
                                                  Rockefeller Center, Suite 2401
                                                  New York, New York 10020

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party in the manner set forth in Section 17 of the Master Agreement.

                  9. Ratings. ACTV represents and warrants that the viewers of the Enhanced Regional Package will be included among Licensor's viewers by the appropriate ratings service (such as, for example Nielsen) for purposes of computing Licensor's viewership ratings.

                  10. Entire Agreement. This License Agreement and the Master Agreement set forth the entire a-agreement and understanding of the parties relating- to the subject matter hereof, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

                  11. Coordination of Advertising Sales Efforts. Notwithstanding anything in the Master Agreement to the contrary, to ensure a cohesive sales efforts and to avoid advertisers' and ad sales personnel's confusion, ACTV may only make sales calls for advertising, sales for Enhanced Advertising in Licensor's Enhanced RSN Programming in conjunction with or, with respect to each such sales call, with the prior approval of, Licensor.

                  12.      Coordination of Affiliate Sales Efforts.

                  (A) Notwithstanding anything in the Master Agreement to the contrary, ACTV will keep Licensor fully apprised of, and will allow Licensor reasonable input to and will seriously consider in good faith Licensor's input to, ACTV's efforts to enter into licenses, and the terms of such licenses, with Licensor's Basic Regional Service Distributors for distribution of the Enhanced Regional Package. Without limiting the Generality of the prior sentence, ACTV will keep Licensor fully apprised of (i) ACTV's suggested retail rate and ACTV's wholesale rate for the Enhanced Regional Package-e, subject, however, to an nondisclosure requirements in ACTV's agreement with Licensor's Basic Regional Service Distributors, which non-disclosure requirements ACTV will use it good faith best efforts to ensure do not prohibit disclosure of such information to Licensor, (ii) the other Enhanced programming packaged with the Enhanced Regional Package, and (iii) ACTV's sales visits to Basic Regional Service Distributors' offices within the Territory.

                  (B) Notwithstanding anything in the Master Agreement to the contrary, absent Licensor prior written consent, ACTV may only license the Enhanced Regional Package to those of Licensor's Basic Regional Service Distributors who at all relevant times are carrying the Basic Regional Service on the each applicable system's basic tier or expanded basic tier.

                  (C) ACTV must not in its dealings with any of Licensor's Basic Regional Service Distributors adversely interfere with Licensor's relationship with such Distributors, including without limitation urging any Distributor to seek a rate reduction from, or different level carriage from, Licensor for Licensor's Basic Regional Service.

                  IN WITNESS WHEREOF, Licensor and ACTV have caused this License Agreement to be duly, executed as of the date first above written.

ACTV, INC.                                       Fox Sports Southwest



By: /s/ David Reese                              By: /s/ Jon Heidtke
David Reese, President                           Jon Heidtke, General Manager

Date:             2/28/97                        Date:             2/28/97

                                   SCHEDULE I
                    to Enhancement License Agreement between
                       ACTV, Inc. and Fox Sports Southwest


The Territory shall be the States of Texas, Arkansas, Louisiana, and Oklahoma, and the following counties in the State of New Mexico: Lea, Eddy, Roosevelt, Curry, Chavez, DeBaca, Dona Ana, Quay and Union.

                                   SCHEDULE 2
                    to Enhancement License Agreement between
                       ACTV, Inc. and Fox Sports Southwest


Licensor agrees that it will make available to ACTV for Enhancement and inclusion in the Enhanced Regional Package all of Licensor's RSN Programming-, limited only by applicable Rights Restrictions. If for any year during the License Term ACTV nevertheless is unable, for lack of sufficient rights to such events, to Enhance and Distribute at least 100 professional events out of Licensor's RSN Programming- to substantially all of the State of Texas, unless such number of professional events is not available in any year due to a strike, lockout or similar league or team labor problem, the monthly License Fees for such year shall be adjusted to the product of $[XXXXXXX] (or such greater amount as may be specified under Section 7 of this License Agreement) multiplied by the Number of Subscribers for the month for which payment is being computed. Notwithstanding that there is a reduction in the geographic area within the State of Texas to which Licensor is permitted to distribute NHL Dallas Stars events due to another NHL team being, awarded a franchise in the Territory, all Stars games included in Licensor's RSN Programming will nonetheless be counted toward the 100 professional events.

                                   SCHEDULE 3
                    to Enhancement License Agreement between
                       ACTV, Inc. and Fox Sports Southwest


Commencing with the 1998 NCAA football season, ACTV agrees to Enhance and distribute, each week during the NCAA football season, as part of the Enhanced Regional Package at least one Big VII regular season football game carried as part of Licensor's RSN Programming. So long as it can do so without incurring any material out-of-pocket expenses, Licensor will use commercially reasonable efforts to assist ACTV in obtaining the rights to distribute those Enhanced football games in areas within the United States outside of the Territory, so long as ACTV has obtained the right to distribute the Basic Regional Service of all Affiliated RSNs whose Basic Regional Service territories cover that area. In addition, if at any time during the License Term Licensor requests that ACTV Enhance and Distribute as part of the Enhanced Regional Package any other of Licensor's RSN Programming (i.e., Licensor's RSN Programming that ACTV otherwise is not required to Enhance under this Agreement), ACTV agrees to give such request serious consideration and to negotiate in good faith with Licensor regarding such request.